Filed Pursuant to Rule 424(b)(3)
Registration No. 333-238633

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE PART OF AN EFFECTIVE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion

Preliminary prospectus supplement dated December 13, 2021

Prospectus supplement

(To prospectus dated August 16, 2021)

63,976,376 Shares

Southwestern Energy Company

Common stock

This prospectus supplement relates to the offer and sale of 63,976,376 shares of our common stock, $0.01 par value per share (our “common stock”), by the selling stockholders (the “selling stockholders”) identified in this prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock covered by this prospectus supplement. We will pay all expenses of the registration of our common stock and certain other expenses.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SWN.” The last reported sale price of our common stock on the NYSE on December 10, 2021 was $5.50 per share.

The underwriter has agreed to purchase the shares of common stock from us at a price of $             per share of common stock.

The underwriter proposes to offer the shares of common stock for sale from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

The underwriter expects to deliver the shares to investors on or about December    , 2021.

Investing in shares of our common stock involves a high degree of risk. Before buying any shares of our common stock, you should carefully consider the risks that we have described in “Risk Factors” beginning on page S-12 of this prospectus supplement as well as those incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

J.P. Morgan

Prospectus Supplement dated December    , 2021.

Prospectus supplement

Prospectus

S-i

About this prospectus supplement

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of our registration statement on Form S-3 (Registration No. 333-238633) with the Securities and Exchange Commission (the “SEC”) on May 22, 2020 as part of a “shelf” registration process and was amended by post-effective amendments filed with the SEC on August 18, 2020, August 16, 2021 and December 8, 2021. Under the shelf registration process, we may offer to sell debt securities, guarantees of debt securities, preferred or common stock and other securities, from time to time, in one or more offerings in an unlimited amount. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference, and any free writing prospectus that we may authorize to be delivered or made available to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

We have not, and the selling stockholders and the underwriter have not, authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders and the underwriter are not, making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus, any free writing prospectus we may authorize to be delivered or made available to you or the documents incorporated by reference in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than their respective dates or any earlier date as of which such information is given. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as the post-effective amendments thereto, this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we may authorize to be delivered or made available to you. The incorporated documents are described in this prospectus supplement under “Incorporation by Reference.”

Unless otherwise indicated or the context otherwise requires, all references to “Southwestern,” “the Company,” “we,” “us” and “our” in this prospectus supplement refer to Southwestern Energy Company and its direct and indirect subsidiaries on a consolidated basis.

In addition, unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, does not give effect to the Mergers (as defined below).

Incorporation by reference

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents that we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than information that is furnished and not filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021;

•	Those portions of our Definitive Proxy Statement on Schedule 14A that was filed on April 8, 2021 and are incorporated by reference into Part III of our Form 10-K for the year ended December 31, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on April 29, 2021, July 29, 2021 and November 4, 2021, respectively;

•

Our Current Reports on Form 8-K filed on January  4, 2021, May  21, 2021, June  2, 2021, June  9, 2021, July  2, 2021, July  15, 2021, August  2, 2021, August  10, 2021, August  16, 2021, August  17, 2021, August  27, 2021, August  30, 2021, September  1, 2021, September  3, 2021, September  16, 2021, November  5, 2021, November  15, 2021, November  29, 2021 and December  9, 2021, and on Form 8-K/A filed on January  22, 2021 and November 18, 2021; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, dated October 23, 1981, as amended by Amendment No. 1 filed with our Current Report on Form 8-K, dated July 8, 1993 and Amendment No. 2 filed with our Current Report on Form 8-K/A, dated August  3, 2006 and set forth in Exhibit 4.1 filed with our Annual Report on Form 10-K for the year ended December 31, 2020, including any amendment or report filed for the purpose of updating such description.

Information that is furnished to the SEC (including information furnished under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit) shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus supplement or the related registration statement.

Forward-looking statements

This prospectus supplement, including the accompanying prospectus and the documents incorporated by reference, contain certain “forward-looking statements” within the meaning of the federal securities laws that are based on our management’s belief and assumptions about the future in light of information currently available to our management. Forward-looking statements relate to future events and anticipated results of operations and business strategies, statements regarding the anticipated benefits of the Mergers (as defined below), the anticipated impact of the Mergers on our business and future financial and operating results, the expected amount and timing of synergies from the Mergers, including the anticipated closing date for the GEPH Merger (as defined below), the estimated financial metrics giving effect to the GEPH Merger, including the estimate of additional year-end 2020 reserves and related pricing assumptions, our financial position, business strategy, production, reserve growth and other plans and objectives for our future operations, generation of free cash flow, and other aspects of operations or operating results. All statements, other than statements of historical fact, included in this prospectus supplement that address activities, events or developments that we, Indigo (as defined below) or GEPH (as defined below) expect, believe or anticipate will or may occur in the future are forward-looking statements. Words and phrases such as “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, we express an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results or events to differ materially from those included in this prospectus supplement. These include:

•

risks related to the GEPH Merger, including the risk that the GEPH Merger is not consummated on the terms expected or on the anticipated schedule, or at all, potential litigation relating to the GEPH Merger, and the effect of the announcement or pendency of the GEPH Merger on business relationships, operating results, employees, stakeholders and business generally of the parties thereto;

•	our ability to realize the expected benefits from acquisitions, including the Mergers;

•	costs in connection with the Mergers and the transactions contemplated thereby;

•	integration and operations and results subsequent to the Mergers;

•	our ability to consummate the GEPH Merger and the other transactions described herein;

•

the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids (“NGLs”) (including regional basis differentials) and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to the COVID-19 or other pandemic;

•	our ability to fund our planned capital investments;

•	a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate;

•	the extent to which lower commodity prices impact our ability to service or refinance our existing debt;

•	the impact of volatility in the financial markets or other global economic factors, including the impact of COVID-19 or other diseases;

•	difficulties in appropriately allocating capital and resources among our strategic opportunities;

•	the timing and extent of our success in discovering, developing, producing and estimating reserves;

•	our ability to maintain leases that may expire if production is not established or profitably maintained;

•

risks related to the Mergers, including potential litigation relating to the Mergers, and the effect of the consummation of the Mergers on business relationships, operating results, employees, stakeholders and business generally of the parties;

•	our ability to transport our production to the most favorable markets or at all;

•	availability and costs of personnel and of products and services provided by third parties;

•

the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing or other drilling and completing techniques, climate and over-the-counter derivatives;

•	the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally;

•	the effects of weather or power outages;

•	increased competition;

•	the financial impact of accounting regulations and critical accounting policies;

•	the comparative cost of alternative fuels;

•	credit risk relating to the risk of loss as a result of non-performance by our counterparties; and

•	any other factors included in this prospectus or in the reports we have filed and may file with the SEC.

These and other risks and uncertainties are described under the “Risk Factors” section of this prospectus, and under Part 1, Item 1A., “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, Part 2, Item 1A., “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, Part 2, Item 1A., “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 and Part 2, Item 1A., “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021. In addition, Southwestern may be subject to currently unforeseen risks that may have a materially adverse impact on it. For additional information, see the sections entitled “Risk Factors” and “Incorporation by Reference.”

Should one or more of the risks or uncertainties described above or elsewhere in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We specifically disclaim all responsibility to update publicly any information contained in a forward-looking statement or any forward-looking statement in its entirety and therefore disclaim any resulting liability for potentially related damages. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Market and industry data

Market and industry data and forecasts included or incorporated by reference in this prospectus supplement have been obtained from independent industry sources as well as from research reports prepared for other purposes. Although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements included or incorporated by reference in this prospectus supplement.

Non-GAAP financial measures

Pre-tax PV-10 is a non-GAAP financial measure and generally differs from standardized measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. Neither pre-tax PV-10 nor standardized measure represents an estimate of the fair market value of our oil and natural gas properties. We understand that securities analysts use pre-tax PV-10 as one measure of the value of a company’s current proved reserves and to compare relative values among peer companies without regard to income taxes.

Total capitalization is a non-GAAP financial measure that is defined as total debt plus total equity.

Summary

This summary highlights information from this prospectus supplement and the accompanying prospectus to help you understand this offering. You should read carefully the entire prospectus supplement, the accompanying prospectus, any free writing prospectus that we may authorize to be delivered or made available to you, and the documents incorporated by reference herein and therein for a more complete understanding of this offering. You should read “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 for more information about important risks that you should consider before making an investment in our common stock.

Unless otherwise indicated or the context requires otherwise, references to “Southwestern,” “the Company,” “we,” “us” and “our” in this prospectus supplement mean Southwestern Energy Company and its direct and indirect subsidiaries on a consolidated basis. In addition, unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, does not give effect to the GEPH Merger.

Southwestern Energy Company

Southwestern is an independent energy company engaged in natural gas, oil and natural gas liquids exploration, development and production, which we refer to as “E&P.” We are also focused on creating and capturing additional value through our marketing business, which we refer to as “Marketing.” We conduct most of our businesses through subsidiaries, and we currently operate exclusively in the lower 48 United States.

E&P.     Our primary business is the exploration for, and production of, natural gas, oil and NGLs, with our ongoing operations focused on the development of unconventional hydrocarbon reservoirs located in Pennsylvania, Ohio, Louisiana and West Virginia. Our operations in Pennsylvania, West Virginia and Ohio are herein referred to as “Appalachia” are focused on the Marcellus Shale, the Utica and the Upper Devonian unconventional natural gas and liquid reservoirs. Our operations in Louisiana, herein referred to as “Haynesville,” primarily focus on Haynesville and Bossier natural gas reservoirs. We also have drilling rigs located in Appalachia, and we provide certain oilfield products and services, principally serving our E&P operations through vertical integration.

On November 13, 2020, we closed on our Agreement and Plan of Merger with Montage Resources Corporation (“Montage”) pursuant to which Montage merged with and into Southwestern, with Southwestern continuing as the surviving company (the “Montage Merger”). The Montage Merger expanded our footprint in Appalachia by supplementing our Northeast Appalachia and Southwest Appalachia operations and by expanding our operations into Ohio.

On September 1, 2021, we closed on our Agreement and Plan of Merger with Indigo Natural Resources LLC (“Indigo”) pursuant to which Indigo merged with and into Ikon Acquisition Company, LLC, a subsidiary of Southwestern, and became a subsidiary of Southwestern (the “Indigo Merger”). The Indigo Merger established our natural gas operations in the Haynesville and Bossier Shales.

Marketing.     Our marketing activities capture opportunities that arise through the marketing and transportation of natural gas and associated liquids primarily produced in our E&P operations.

Our principal executive offices are located at 10000 Energy Drive, Spring, Texas 77389-4954 and our telephone number is (832) 796-1000. Our website is www.swn.com. Any references in this prospectus supplement and the accompanying prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in connection with making an investment in our common stock.

Our business strategy

We aim to deliver sustainable and industry-leading returns through excellence in exploration and production and marketing performance from our extensive resource base and targeted expansion of our activities and assets along the hydrocarbon value chain. Our formula embodies our corporate philosophy and guides how we operate our business:

Our formula, “The Right People doing the Right Things, wisely investing the cash flow from our underlying Assets will create Value+,” also guides our business strategy. We always strive to attract and retain strong talent, to work safely and act ethically with unwavering vigilance for the environment and the communities in which we operate, and to creatively apply technical skills, which we believe will grow long-term value for our shareholders. The arrow in our formula is not a straight line: we acknowledge that factors may adversely affect quarter-by-quarter results, but the path over time points to value creation.

In applying these core principles, we concentrate on:

•

Financial Strength.     We are committed to rigorously managing our balance sheet and financial risks. We budget and dynamically manage our operations in order to ensure that our investments do not exceed our net cash flow from operations (net of changes in working capital) in each calendar year, protect our projected cash flows through hedging and continue to maintain a strong balance sheet with ample liquidity.

•

Increasing Margins.     We apply strong technical, operational, commercial and marketing skills to reduce costs, improve the productivity of our wells and pursue commercial arrangements to extract greater value. We believe our demonstrated ability to maximize margins, especially by leveraging the scale of our large assets, gives us a competitive advantage as we move into the future.

•

Exercising Capital Allocation Discipline.     We continually assess market conditions in order to adjust our capital allocation decisions to maximize shareholder returns. This allocation process includes consideration of multiple alternatives including but not limited to the development of our natural gas and oil assets, strategic mergers or acquisitions, reducing debt and returning capital to our shareholders.

•

Operational Value Creation.     We prepare an economic analysis for our drilling programs and other investments based upon the expected Internal Rate of Return. We target projects that generate the highest returns in excess of our cost of capital. This disciplined investment approach governs our investment decisions at all times, including low price commodity markets.

•

Dynamic Management of Assets Throughout Life Cycle.     We own large-scale, long-life assets in various phases of development. In early stages, we ramp up development through technical, operational and commercial skills, and as they grow we look for ways to maximize their value through efficient operating practices along with applying our commercial and marketing expertise.

•

Deepening Our Inventory.     We continue to expand the inventory of properties that we can develop profitably by converting our extensive resources into proved reserves, targeting additions whose productivity largely has been demonstrated and improving efficiencies in production.

•

The Hydrocarbon Value Chain.     We believe that our vertical integration enhances our margins and provides us competitive advantages. For example, we own and operate drilling rigs and well stimulation equipment and have invested in a water transportation project in West Virginia. These activities provide operational flexibility, lower our well costs, minimize the risk associated with the lack of availability of these resources from third parties and capture additional value over time.

•

Technological Innovation.     Our people constantly search for the next revolutionary technology and other operational advancements to capture greater value in unconventional hydrocarbon resource development. These developments—whether single, step-changing technologies or a combination of several incremental ones—can reduce finding and development costs and thus increase our margins.

•

Environmental Solutions and Policy Formation.     We are a leader in identifying and implementing innovative solutions to unconventional hydrocarbon development to minimize the environmental and community impacts of our activities. We work extensively with governmental, non-governmental and industry stakeholders to develop responsible and cost-effective programs. We demonstrate that a company can operate responsibly and profitably, putting us in a better position to comply with new regulations as they evolve.

Recent developments

Proposed acquisition of GEP Haynesville, LLC

On November 3, 2021, we entered into an Agreement and Plan of Merger (the “GEPH Merger Agreement”) with GEP Haynesville, LLC (“GEPH”), pursuant to which, and on the terms and subject to the conditions of which, we will acquire GEPH for aggregate consideration of approximately $1.85 billion, consisting of a combination of cash and shares of our common stock, and GEPH will become our wholly owned subsidiary (the “GEPH Merger” and, together with the Indigo Merger and the Montage Merger, the “Mergers”). Under the terms and conditions of the GEPH Merger Agreement, on the closing date, all issued and outstanding preferred units of GEPH will be redeemed in full for an aggregate amount in cash equal to $1,165 million. The aggregate consideration to be paid to the holders of GEPH common units in the transaction will consist of $160 million in cash (subject to adjustment as provided in the GEPH Merger Agreement) and 99,337,748 shares of Southwestern common stock (subject to adjustment as provided in the GEPH Merger Agreement) (the “Stock Consideration”). Based on these adjustments, the total payments to GEPH equity holders is estimated at $1.195 billion based on the GEPH Revolver (as defined below) balance and working capital as of September 30, 2021. The shares to be issued in connection with the Stock Consideration would represent approximately 9% of the outstanding shares of common stock of Southwestern after giving effect to the GEPH Merger, and had an aggregate dollar value equal to approximately $525 million based on the volume weighted average sales price as traded on the NYSE of such shares calculated for the 30 trading day period ending on November 2, 2021. Using the closing share price on December 10, 2021, the Stock Consideration would have an aggregate dollar value of approximately $546 million.

The GEPH Merger is expected to close by year-end 2021, subject to, among other things, regulatory approvals and other customary closing conditions. However, we cannot assure you that the GEPH Merger will be completed within the time frame anticipated or at all. See “Risk Factors—Risks Related to the GEPH Merger—There can be no assurances when or if the GEPH Merger will be completed.” The closing of this offering and the 2032 Notes Offering (as defined below) are not contingent on the consummation of the GEPH Merger, however, the Notes (as defined below) are subject to special mandatory redemption in the event the GEPH Merger does not occur on or prior to January 31, 2022.

We are currently seeking lender commitments for a new secured term loan credit agreement (our “Term Loan Credit Agreement”) that we expect to enter into in connection with the GEPH Merger in December 2021. The initial aggregate amount of the term loans expected to be drawn under our Term Loan Credit Agreement on the closing date of our Term Loan Credit Agreement is currently expected to be $550 million. We expect that the loans under our Term Loan Credit Agreement will mature in 5.5 years. The terms of our Term Loan Credit Agreement are not finalized and are subject to change. There are no assurances that our Term Loan Credit Agreement will be entered into or entered into on the terms described in this prospectus supplement.

As of September 30, 2021, GEPH had $141 million outstanding under its senior secured revolving credit facility (the “GEPH Revolver”). In connection with the closing of the GEPH Merger, we intend to repay in full any borrowings outstanding under, and terminate, the GEPH Revolver. We intend to fund the cash consideration in the GEPH Merger and the repayment of the GEPH Revolver from a combination of proceeds raised from our proposed Term Loan Agreement and the 2032 Notes Offering, as well as cash on hand and borrowings under our Credit Agreement, entered into in April 2018, governing our revolving credit facility (our “Revolving Credit Agreement” and together with our proposed Term Loan Agreement, our “Credit Agreements”).

The GEPH assets

GEPH is an independent natural gas exploration and production company focused on the development and production of reserves from its large, contiguous acreage position in North Louisiana. As of September 30, 2021, GEPH held approximately 125,000 net surface acres within the core of the Haynesville and Middle Bossier shales. For the nine months ended September 30, 2021 and the year ended December 31, 2020, GEPH’s average daily net production from its properties was approximately 621 MMcf/d and 552 MMcf/d, respectively.

As of December 31, 2020, GEPH had estimated proved developed reserves of 602 Bcf, 100% of which was natural gas. Additionally, GEPH had estimated proved undeveloped reserves of 1,012 Bcf based on GEPH’s development plans. As of December 31, 2020, GEPH’s gross operated well location inventory included 114 proved undeveloped locations, 414 probable locations and 211 possible locations. Upon closing of the GEPH Merger, the proved undeveloped reserves we book may differ due to changes in future development plans for the GEPH properties. We expect that the GEPH inventory will compete for investment within our existing portfolio, with current plans to maintain drilling and completion activity on the acquired acreage.

Tender offers

On November 23, 2021, we commenced cash tender offers (the “Tender Offers”) to purchase for cash (i) our 4.95% Senior Notes due 2025 (the “2025 Notes”) and (ii) our 7.75% Senior Notes due 2027 (the “2027 Notes” and together with the 2025 Notes, the “Tender Securities”) in an aggregate principal amount of up to $250 million (the “Maximum Tender Amount”), and with respect to the 2027 Notes, subject to a maximum principal amount equal to the lesser of (x) the Maximum Tender Amount minus the principal amount of 2025

Notes tendered at or prior to the Expiration Date (as defined below) and (y) $100 million (the “2027 Tender Cap”). On December 7, 2021, we increased the Maximum Tender Amount from $250 million to $300 million.

Total consideration offered in the Tender Offers is $1,105 per $1,000 principal amount for the 2025 Notes and $1,090 per $1,000 principal amount for the 2027 Notes, in each case plus accrued interest to, but excluding, the applicable settlement date. The total consideration for the Tender Securities includes a premium of $30 (the “Early Tender Premium”) for each $1,000 principal amount of Tender Securities that were validly tendered (and not validly withdrawn) on or prior to an early tender date on December 7, 2021 (the “Early Tender Date”). As of the Early Tender Date, $400,795,000 aggregate principal amount of the 2025 Notes were validly tendered and not validly withdrawn and $309,681,000 aggregate principal amount of the 2027 Notes were validly tendered and not validly withdrawn. Because the principal amount of 2025 Notes tendered has exceeded the Maximum Tender Amount, no 2027 Notes will be purchased in the Tender Offers and the 2025 Notes tendered in the Tender Offers will be subject to proration. Holders that validly tender their Tender Securities after the Early Tender Date but on or prior to the Expiration Date of the Tender Offers will not receive the Early Tender Premium. The Tender Offers are scheduled to expire on December 29, 2021 (the “Expiration Date”).

The Tender Offers are being made pursuant to a separate offer to purchase, dated November 23, 2021 (the “Offer to Purchase”), sent to holders of the Tender Securities. The Tender Offers may be amended, extended or terminated individually. Subject to applicable law, we reserve the right to increase or decrease the maximum aggregate purchase price and/or amend other terms or conditions of the Tender Offers, including the total consideration and Early Tender Premium. Holders of the Tender Securities are not obligated to tender their Tender Securities to us pursuant to the Tender Offers. Accordingly, we cannot assure you that any of the Tender Securities will be purchased in the Tender Offers.

This prospectus supplement is not an offer to purchase any of the Tender Securities. Our obligation to accept for purchase and to pay for the Tender Securities in the Tender Offers is subject to the satisfaction or, as applicable, waiver of a number of conditions, including completion of satisfactory financing and completion of the GEPH Merger. This offering and the 2032 Notes Offering, however, are not conditioned on completion of, or any minimum amount of the Tender Securities being tendered in the Tender Offers. There can be no assurance as to the amount of the Tender Securities that will be tendered in the Tender Offers or that we will consummate the Tender Offers.

2032 Notes offering

On December 8, 2021, we priced an underwritten public offering (the “2032 Notes Offering”) of $1.15 billion in aggregate principal amount of our 4.750% Senior Notes due 2032 (the “Notes”). The Notes will be fully and unconditionally guaranteed by all of our direct and indirect, wholly owned subsidiaries that guarantee our Credit Agreements. GEPH is expected to become, or be consolidated or merged into, a guarantor of the Notes following the consummation of the GEPH Merger. We expect to close the 2032 Notes Offering on December 22, 2021, subject to the satisfaction of customary closing conditions.

We expect the net proceeds from the 2032 Notes Offering to be approximately $1.136 billion after deducting the underwriting discount but before estimated expenses.

We intend to use the net proceeds from the 2032 Notes Offering, along with the net proceeds associated with our proposed Term Loan Credit Agreement, borrowings under our Revolving Credit Agreement and cash on hand to fund the cash portion of the GEPH Merger consideration, to fund the purchase of our Tender Securities in the Tender Offers and to pay a portion of the outstanding balance of our Revolving Credit Agreement. See “—Tender Offers” above.

The offering

Issuer	Southwestern Energy Company

Common Stock Offered by the Selling Stockholders	63,976,376 shares of our common stock.

Common Stock Outstanding as of December 10, 2021	1,014,980,232 shares.[1]

Use of Proceeds	All shares of common stock sold pursuant to this prospectus supplement will be sold by the selling stockholders. We will not receive any of the proceeds from such sales.

We will pay all expenses in connection with the offering of the shares of our common stock to be offered by the selling stockholders under this prospectus supplement, except that the selling stockholders will pay any underwriting fees, discounts, selling commissions, marketing costs, expenses of their counsel and certain transfer taxes incurred by them in connection with such sales.

Risk Factors	Investing in our common stock involves risks. Please read “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, Part 2, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, Part 2, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 and Part 2, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 for more information about important risks that you should consider before making an investment in our common stock.

Dividend Policy	We currently do not pay dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future. Please read “Dividend Policy.”

Exchange Listing	Our common stock is traded on the NYSE under the symbol “SWN.”

1	Excludes any shares of common stock issuable under our equity compensation plans, subject to anti-dilution, make-whole and other adjustments.

Risk factors

An investment in our common stock involves risks. You should carefully consider all of the information in this prospectus supplement and each of the risks described below, as well as the risk factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and our subsequent Quarterly Reports on Form 10-Q, as applicable, together with all of the other information included in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein when evaluating an investment in our common stock. Any of the following risks could materially and adversely affect our businesses, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in or incorporated by reference into this prospectus supplement. To the extent the COVID-19 pandemic adversely affects our businesses, operations, financial conditions and operating results, it may also have the effect of heightening many of such risks, such as those relating to our level of indebtedness, our need to generate sufficient cash flows to service such indebtedness, and our ability to comply with the covenants contained in the agreements that govern our indebtedness. Although we believe we have identified and discussed below the material risks affecting our businesses, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect such businesses, financial conditions and results of operations in the future.

Risks relating to the offering and our common stock

The market price of our common stock is volatile and may decline and it may be difficult for you to resell shares of our common stock at prices you find attractive.

The market price of our common stock has historically experienced and may continue to experience significant volatility. For example, during the last twelve months, the high sales price per share of our common stock on the NYSE was $5.96 and the low sales price per share was $2.92. The price of our common stock could be subject to wide fluctuations in the future, including in response to the following events or factors:

•	changes in natural gas and oil prices, including in different geographic locations;

•	demand for natural gas and oil;

•	the success of our drilling program;

•	changes in our drilling schedule;

•	adjustments to our reserve estimates and differences between actual and estimated production, revenue and expenditures;

•	competition from other oil and gas companies;

•	costs and liabilities relating to governmental laws and regulations and environmental risks;

•	general market, political and economic conditions, including as a result of COVID-19;

•	our failure to meet financial analysts’ performance or financing expectations;

•	changes in recommendations by financial analysts; and

•	changes in market valuations of other companies in our industry.

In particular, a significant or extended decline in natural gas and oil prices would have a material adverse effect on our financial position, our results of operations, our access to capital and the quantities of natural gas and oil that we can produce economically. For example, during the last twelve months, natural gas prices on the New York Mercantile Exchange (“NYMEX”), traded at a high of $6.31 on October 5, 2021 and a low of $2.31 on December 28, 2020 based on last day of month settlements. Other risks described elsewhere under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement also could materially and adversely affect our share price.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could reduce the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock. We are unable to predict the effect that such sales may have on the prevailing market price of the common stock.

Subject to certain exceptions described in the “Underwriting” section of this prospectus supplement, we, our directors and executive officers and all of the selling stockholders have agreed to enter into lock-up agreements with the representative of the underwriter of this offering pursuant to which we and they have agreed, or will agree, that we and they will not dispose of or hedge any shares of our common stock or any securities convertible into or exchangeable for shares of our common stock for a period of 30 days after the date of this prospectus supplement. J.P. Morgan Securities LLC may permit us or our directors and executive officers or the selling stockholders to sell shares prior to the end of the lock-up period. Sales of a substantial number of such shares upon expiration of, or the perception that such sales may occur, or early release of the securities subject to, the lock-up agreements, could cause our stock price to fall or make it more difficult for you to sell common stock at a time and price that you deem appropriate.

We may issue common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the exercise of options or for other reasons. Future sales or issuances of shares of our common stock or other equity securities, or the availability of shares of our common stock or such other equity securities for future sale or issuance, may negatively affect the trading price of our common stock. No prediction can be made as to the effect, if any, that future sales or issuance of shares of common stock or other equity or equity-linked securities will have on the trading price of our common stock.

Investors in this offering may experience future dilution.

To raise additional capital, effect acquisitions or for other purposes, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may be less than the price per share of this offering. We have an effective shelf registration statement from which additional shares of our common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution of their investment. In addition, equity awards under our share-based compensation plans may cause further dilution.

Because we have no plans to pay dividends on our common stock, investors must look solely to stock appreciation for a return on their investment in us.

We currently do not pay dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all future earnings and other cash resources, if any, for the operation and development of our business. Payment of any future dividends will be at the discretion of our board of directors after taking into account many factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansions. Any future dividends may also be restricted by our existing, as well as any future, debt agreements or by the terms of any preferred stock that we may issue in the future.

Anti-takeover provisions in our organizational documents and under Delaware law may impede or discourage a takeover, which could cause the market price of our common stock to decline.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders, which, under certain circumstances, could reduce the market price of our common stock. In addition, protective provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws or the implementation by our board of directors of a stockholder rights plan could prevent a takeover, which could harm our stockholders.

The terms of any future preferred equity or debt financing may give holders of any preferred securities or debt securities rights that are senior to the rights of our existing common stockholders or impose more stringent restrictions on our operations.

If we incur additional debt or raise equity through the issuance of preferred stock or convertible securities, the terms of the debt or the preferred stock issued may give the holders rights, preferences and privileges senior to those of holders of our common stock, particularly in the event of liquidation. The terms of the debt may also impose additional and more stringent restrictions on our operations. If we raise funds through the issuance of additional equity, the ownership percentage of our existing stockholders would be diluted.

Our ability to use our net operating loss carryforwards and certain other tax attributes will be limited.

In general, under Sections 382 and 383 of the Code, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss (“NOL”) carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income may be limited. We have experienced an “ownership change” as a result of the Indigo Merger and, as a result, if we earn net taxable income, our ability to use our pre-change NOL carryforwards and other tax attributes to offset U.S. federal taxable income after the Indigo Merger was completed will be subject to limitations, which could potentially result in increased future tax liability to us. We may experience ownership changes in the future, which may result in further limitations to our ability to use our NOL carryforwards.

Realization of NOL carryforwards also depends on future income, and there is a risk that our existing carryforwards could expire unused and be unavailable to offset future income tax liabilities, which could adversely affect our operating results. Our NOL carryforward as of December 31, 2020 was $4.5 billion and $2 billion for federal and state reporting purposes, respectively, the majority of which will expire between 2035 and 2039. Federal NOLs generated after December 31, 2017 have an indefinite carryover period, but may be utilized to offset no more than 80% of taxable income generated annually for taxable years beginning after December 31, 2020.

Changes to applicable U.S. tax laws and regulations could affect our business and future profitability.

New U.S. laws and policy relating to taxes may have an adverse effect on us and our business and future profitability. Further, existing U.S. tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to us. President Joe Biden has set forth, and Congress is considering, several tax proposals that would make significant changes to U.S. federal income tax laws, if enacted. It is unclear whether Congress will enact these proposals or similar changes and, if enacted, how soon any such changes could take effect. The passage of any such proposals, or any similar legislation, could have an adverse effect on our business and future profitability.

Our current and future levels of indebtedness may adversely affect our results and limit our growth.

As of September 30, 2021, we had total indebtedness of $4,237 million including $665 million of borrowings and $159 million of letters of credit under our Revolving Credit Agreement, resulting in borrowing availability under our Revolving Credit Agreement of approximately $1,176 million based on our elected borrowing base and commitments of $2 billion. The initial aggregate amount of the term loans expected to be drawn under our Term Loan Credit Agreement on the closing date of Term Loan Credit Agreement is currently expected to be $550 million. The terms of the Term Loan Credit Agreement are not final and are subject to change. There are no assurances that the Term Loan Credit Agreement will be entered into or entered into on the terms described herein.

The terms of the indentures governing our outstanding senior notes, our Revolving Credit Agreement, our Term Loan Agreement that we intend to enter into in December 2021 and the lease agreements relating to our drilling rigs and other equipment, which we collectively refer to as our “financing agreements,” impose restrictions on our ability and, in some cases, the ability of our subsidiaries to take a number of actions that we may otherwise desire to take, which may include, without limitation, one or more of the following:

•	incurring additional debt;
•	redeeming stock or redeeming debt;
•	making investments;
•	creating liens on our assets; and
•	selling assets.

Our Revolving Credit Agreement contains, and our Term Loan Credit Agreement is expected to contain, customary representations, warranties and covenants including, among others, the following covenants:

•	a restriction on incurring debt, subject to permitted exceptions;

•	a restriction on creating liens on assets, subject to permitted exceptions;

•	restrictions on mergers and asset dispositions, subject to permitted exceptions; and

•	restrictions on use of proceeds, investments, transactions with affiliates, or change of principal business, each subject to permitted exceptions.

In addition, our Revolving Credit Agreement contains the following financial covenants:

•

Minimum current ratio of no less than 1.00 to 1.00, whereby current ratio is defined as the Company’s consolidated current assets (including unused commitments under our Revolving Credit Agreement, but excluding non-cash derivative assets) to consolidated current liabilities (excluding non-cash derivative obligations and current maturities of long-term debt).

•

Maximum total net leverage ratio of no greater than 4.00 to 1.00. Total net leverage ratio is defined as total debt less cash on hand (up to the lesser of 10% of the credit limit under our Revolving Credit Agreement and $150 million) divided by consolidated EBITDAX for the last four consecutive quarters. EBITDAX, as defined in our Credit Agreement, excludes the effects of interest expense, depreciation, depletion and amortization, income tax, any non-cash impacts from impairments, certain non-cash hedging activities, stock-based compensation expense, non-cash gains or losses on asset sales, unamortized issuance cost, unamortized debt discount and certain restructuring costs.

We currently expect that our Term Loan Credit Agreement will contain the following financial covenant:

•	Minimum collateral coverage ratio of no less than 2.00 to 1.00.

Although we do not anticipate any violations of our financial covenants, our ability to comply with these financial covenants depends in part on the success of our development program and upon factors beyond our control, such as the market prices for natural gas, oil and NGLs.

Although the indenture that will govern the Notes and our existing indentures governing our outstanding senior notes contain covenants limiting liens and sale and leaseback transactions, these covenants contain exceptions that would allow us to create, grant or incur certain liens or security interests. Moreover, these indentures do not contain any limitations on the ability of us or our subsidiaries to incur debt, pay dividends or make investments, or limit the ability of our subsidiaries to make distributions to us. Such activities may, however, be limited by our other financing agreements in certain circumstances.

Our level of indebtedness and off-balance sheet obligations, and the covenants contained in our financing agreements and other debt agreements, could have important consequences for our operations, including:

•

requiring us to dedicate a substantial portion of our cash flow from operations to required payments, thereby reducing the availability of cash flow for working capital, capital investing and other general business activities;

•	limiting our ability to obtain additional financing in the future for working capital, capital investing, acquisitions and general corporate and other activities;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	detracting from our ability to successfully withstand a downturn in our business or the economy generally.

Our ability to comply with the covenants and other restrictions in our financing agreements may be affected by events beyond our control, including prevailing economic and financial conditions.

Failure to comply with the covenants and other restrictions could lead to an event of default and the acceleration of our obligations under our outstanding senior notes, credit facilities or other financing or debt agreements, and in the case of the lease agreements for drilling rigs, compressors and pressure pumping equipment, loss of use of the equipment. In particular, the occurrence of other risks, such as declines in commodity prices, increases in basis differentials and inability to access markets, could reduce our profits and thus the cash we have to fulfill our financial obligations. If we are unable to satisfy our obligations with cash on hand, we could attempt to refinance such debt, sell assets or repay such debt with the proceeds from an equity offering. We cannot assure that we will be able to generate sufficient cash flow to pay the interest on our debt, to meet our lease obligations, or that future borrowings, equity financings or proceeds from the sale of assets will be available to pay or refinance such debt or obligations. The terms of our financing agreements and other debt agreements may also prohibit us from taking such actions. Factors that will affect our ability to raise cash through an offering of our capital stock, a refinancing of our debt or a sale of assets include financial market conditions and our market value and operating performance at the time of such offering or other financing. We cannot assure that any such proposed offering, refinancing or sale of assets can be successfully completed or, if completed, that the terms will be favorable to us.

A downgrade in our credit rating could negatively impact our cost of and ability to access capital and our liquidity.

Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could impact our ability to access debt markets in the future to refinance existing debt or obtain additional funds, affect the market value of our notes and increase our borrowing costs. Such ratings are limited in scope, and do not address all material risks relating to us, but rather reflect only the view of each rating agency of the likelihood we will be able to repay our debt at the time the rating is issued. An explanation of the significance of each rating may be obtained from the applicable rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.

Actual downgrades in our credit ratings may also impact our interest costs and liquidity. The interest rates under certain of our notes increases as credit ratings fall. Many of our existing commercial contracts contain, and future commercial contracts may contain, provisions permitting the counterparty to require increased security upon the occurrence of a downgrade in our credit rating. Providing additional security, such as posting letters of credit, could reduce our available cash or our liquidity under our Credit Agreements for other purposes. We had $159 million of letters of credit outstanding at September 30, 2021. The amount of additional financial assurance would depend on the severity of the downgrade from the credit rating agencies, and a downgrade could result in a decrease in our liquidity.

Risks related to the GEPH Merger

There can be no assurances when or if the GEPH Merger will be completed.

Although we expect to complete the GEPH Merger by year-end 2021, there can be no assurances as to the exact timing of consummation of the GEPH Merger or that the GEPH Merger will be completed at all. The consummation of the GEPH Merger is subject to numerous conditions, including, among others, (i) the absence of any law, order or injunction prohibiting the GEPH Merger, (ii) the expiration or earlier termination of the waiting period under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, (iii) the accuracy of each party’s representations and warranties, and (iv) each party’s compliance with its covenants and agreements contained in the GEPH Merger Agreement. There can be no assurance that the conditions required to complete the GEPH Merger, some of which are beyond the control of Southwestern and GEPH, will be satisfied or waived on the anticipated schedule, or at all.

Additionally, the GEPH Merger Agreement also provides for certain termination rights for both Southwestern and GEPH, including if the GEPH Merger is not consummated on or before January 31, 2022.

Until the consummation of the GEPH Merger or the termination of the GEPH Merger Agreement in accordance with its terms, Southwestern and GEPH are each prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to Southwestern or GEPH and their respective stockholders.

From and after the date of the GEPH Merger Agreement and prior to consummation of the GEPH Merger, the GEPH Merger Agreement restricts Southwestern and GEPH from taking specified actions without the consent of the other party and generally requires that the business of each company and its respective subsidiaries be conducted in all material respects in the ordinary course of business consistent with past practice. These restrictions may prevent Southwestern or GEPH from making appropriate changes to their respective businesses or organizational structures or from pursuing attractive business opportunities that may arise prior to the consummation of the GEPH Merger, and could have the effect of delaying or preventing other strategic transactions. Adverse effects arising from the pendency of the GEPH Merger could be exacerbated by any delays in consummation of the GEPH Merger or termination of the GEPH Merger Agreement.

Litigation could result in an injunction preventing the consummation of the GEPH Merger or a judgment resulting in the payment of damages or other impacts.

Lawsuits in connection with the GEPH Merger could prevent or delay the consummation of the GEPH Merger and result in significant costs to us, including any costs associated with the indemnification of directors and officers. The defense or settlement of any lawsuit or claim that remains unresolved at the time the GEPH Merger is completed may adversely affect our business, financial condition, results of operations and cash flows. For example, following the announcement of the GEPH Merger Agreement, lawsuits were filed by purported stockholders of Southwestern seeking, among other things, to enjoin the GEPH Merger, to rescind the GEPH Merger, rescissory damages and attorneys’ fees. Each of these lawsuits is at the preliminary stage. Southwestern believes the claims are meritless but cannot currently predict the outcome of or estimate the possible loss or range of loss from such lawsuits.

If the GEPH Merger is consummated, Southwestern may be unable to successfully integrate GEPH’s business into its business or achieve the anticipated benefits of the GEPH Merger.

The success of the GEPH Merger will depend, in part, upon Southwestern’s ability to realize the anticipated benefits and cost savings from combining Southwestern’s and GEPH’s businesses, and there can be no assurance that Southwestern will be able to successfully integrate or otherwise realize the anticipated benefits of the GEPH Merger. Difficulties in integrating Southwestern and GEPH may result in the combined company performing differently than expected, in operational challenges, or in the failure to realize anticipated expense-related efficiencies. Potential difficulties that may be encountered in the integration process include, among others:

•	the inability to successfully integrate GEPH in a manner that permits the achievement of full revenue, expected cash flows and cost savings anticipated from the GEPH Merger;

•	not realizing anticipated operating synergies;

•	integrating personnel from GEPH and the loss of key employees;

•	potential unknown liabilities and unforeseen expenses or delays associated with and following the consummation of the GEPH Merger;

•	integrating relationships with customers, vendors and business partners;

•	performance shortfalls as a result of the diversion of management’s attention caused by completing the GEPH Merger and integrating GEPH’s operations;

•	the impact of Southwestern’s recent acquisition of Montage Resources Corporation and continuing integration related to the acquisition; and

•	the disruption of, or the loss of momentum in, Southwestern’s ongoing business or inconsistencies in standards, controls, procedures and policies.

Southwestern’s ability to achieve the anticipated benefits of the GEPH Merger will depend in part upon whether it can integrate GEPH’s business into Southwestern’s existing business in an efficient and effective manner. Southwestern may not be able to accomplish this integration process successfully. The successful acquisition of producing properties, including those owned by GEPH, requires an assessment of several factors, including:

•	recoverable reserves;

•	future natural gas and oil prices and their appropriate differentials;

•	availability and cost of transportation of production to markets;

•	availability and cost of drilling equipment and of skilled personnel;

•	development and operating costs including access to water and potential environmental and other liabilities; and

•	regulatory, permitting and similar matters.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, Southwestern has performed a review of the subject properties that it believes to be generally consistent with industry practices. The review was based on Southwestern’s analysis of historical production data, assumptions regarding capital expenditures and anticipated production declines. Data used in such review was furnished by GEPH or obtained from publicly available sources. Southwestern’s review may not reveal all existing or potential problems or permit Southwestern to fully assess the deficiencies and potential recoverable reserves for all of the acquired properties, and the reserves and production related to the assets and operations of GEPH may differ materially after such data is reviewed further by Southwestern. Inspections will not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, GEPH may be unwilling or unable to provide effective contractual protection against all or a portion of the underlying deficiencies. Southwestern is often not entitled to contractual indemnification for environmental liabilities and acquire properties on an “as is” basis, and, as is the case with certain liabilities associated with the assets and operations of GEPH, Southwestern is entitled to remedies for only certain environmental liabilities. Additionally, Southwestern will not have the ability to control operations with respect to the portion of the assets and operations of GEPH in which GEPH holds only a non-operating interest. The integration process may be subject to delays or changed circumstances, and Southwestern can’t give any assurances that the assets and operations of GEPH will perform in accordance with Southwestern’s expectations or that Southwestern’s expectations with respect to integration or cost savings as a result of the GEPH Merger will materialize.

Consummation of the GEPH Merger may trigger change in control or other provisions in certain agreements to which GEPH is a party, which may have an adverse impact on the combined company’s business and results of operations.

Consummation of the GEPH Merger may trigger change in control and other provisions in certain agreements to which GEPH is a party. For those agreements for which we and GEPH are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. We could require a significant amount of funds to make these repurchases and repayments. The foregoing or similar developments may have an adverse impact on the combined company’s business and results of operations.

Southwestern’s results may suffer if it does not effectively manage its expanded operations following the GEPH Merger.

Following consummation of the GEPH Merger, the size of the Company’s business will increase significantly beyond its current size. Southwestern’s future success will depend, in part, on Southwestern’s ability to manage this expanded business, which poses numerous risks and uncertainties, including the need to integrate the operations and business of GEPH into Southwestern’s existing business in an efficient and timely manner, to combine systems and management controls and to integrate relationships with customers, vendors and business partners.

Following consummation of the GEPH Merger, Southwestern may be exposed to additional commodity price risk as a result of the acquisition of GEPH’s upstream assets.

The prices for natural gas have historically been volatile, and Southwestern expects this volatility to continue in the future. The GEPH Merger may increase Southwestern’s exposure to these, or other, commodity price risks.

To mitigate its exposure to changes in commodity prices, GEPH hedges natural gas from time to time, primarily through the use of certain derivative commodity instruments. Southwestern will bear the economic impact of all of GEPH’s current hedges following the consummation of the GEPH Merger. Actual natural gas prices may differ from the Company’s expectations and, as a result, such hedges could have a negative impact on Southwestern’s business.

The combined company may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of the combined company in the future.

We will account for the GEPH Merger as an acquisition of a business in accordance with GAAP. Under the acquisition method of accounting, the assets and liabilities of GEPH and its subsidiaries will be recorded, as of completion, at their respective fair values and added to ours. Our reported financial condition and results of operations for periods after consummation of the GEPH Merger will reflect GEPH’s balances and results after consummation of the GEPH Merger but will not be restated retroactively to reflect the historical financial position or results of operations of GEPH and its subsidiaries for periods prior to the GEPH Merger.

Under the acquisition method of accounting, the total purchase price will be allocated to GEPH’s tangible assets and liabilities and identifiable intangible assets based on their fair values as of the date of consummation of the GEPH Merger. The excess of the purchase price over those fair values, if any, will be recorded as goodwill. To the extent the value of goodwill or intangibles, if any, becomes impaired in the future, the combined company may be required to incur material non-cash charges relating to such impairment. The combined company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.

We will incur significant transaction costs in connection with the GEPH Merger.

We have incurred and are expected to continue to incur a number of non-recurring costs associated with the GEPH Merger, combining the operations of GEPH with ours and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by us whether or not the GEPH Merger is completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors and employee retention, severance, and benefit costs. We will also incur costs related to formulating and implementing integration plans.

Although we expect that the elimination of duplicative costs, as well as the realization of synergies and efficiencies related to the integration of GEPH’s assets, should allow us to offset these transaction costs over time, this net benefit may not be achieved in the near term or at all.

Use of proceeds

The selling stockholders will receive all of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus supplement. We will not receive any of the proceeds from the sale of shares by the selling stockholders in this offering.

Dividend policy

We currently do not pay dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future. Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds lawfully available for the payment of dividends. As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the Delaware General Corporation Law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Selling stockholders

The table below sets forth certain information known to us with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders before and after giving effect to this offering.

	Ownership Before Offering(1)		Shares Offered Hereby	Ownership After Offering
Selling Stockholders	Shares	%(2)		Shares	%(2)
Banc of America Capital Investors V, LP	4,022,122	*	327,700	3,694,422	*
Beland Energy, LLC	26,089,338	2.6%	5,314,038	20,775,300	2.0%
Crane III Investments, LP	4,506,666	*	2,753,296	1,753,370	*
George C. Francisco IV	1,583,510	*	1,333,204	250,306	*
Martin Family Minerals L.L.C	11,115,851	1.1%	11,115,851	—	—
Martin Sustainable Resources, L.L.C.	45,021,203	4.4%	27,456,380	17,564,823	1.7%
Michael Winsor	789,091	*	642,908	146,183	*
Rebecca Bayless	985,372	*	325,898	659,474	*
REP IH II, L.P.	4,622,550	*	376,620	4,245,930	*
REP IR, L.P.	19,286,748	1.9%	1,571,378	17,715,370	1.7%
Ridgemont Equity Partners Affiliates II-B, L.P.	42,028	*	3,424	38,604	*
Ridgemont Equity Partners Energy Opportunity Fund, L.P.	4,664,578	*	380,044	4,284,534	*
RPSF IM, LP	13,825,814	1.4%	1,126,450	12,699,364	1.3%
RPSF IMII, LP	5,169,172	*	421,155	4,748,017	*
TCP Indigo SPV LLC	17,332,905	1.7%	4,073,723	13,259,182	1.3%
William E. Pritchard III	8,006,706	*	6,114,682	1,892,024	*
Zachary Hart	801,748	*	639,625	162,123	*

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of our common stock.

(2)	Based on 1,014,980,232 shares of our common stock outstanding as of December 10, 2021.

Material U.S. federal income tax consequences to non-U.S. holders

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws and any tax treaties are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Department Regulations promulgated thereunder (“Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	Selling stockholders or persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes (and holders of interests therein);

•	tax-exempt organizations or governmental organizations;

•	S corporations;

•	persons who acquired our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a non-U.S. holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the withholding requirements under FATCA (as defined below), the discussion below under “Information Reporting and Backup Withholding” and the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or other taxable disposition

Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes. Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner generally applicable to United States persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, so long as our common stock is “regularly traded on an established securities market” (within the meaning of the Treasury Regulations), which we expect to be the case so long as our common stock continues to be listed and traded on NYSE, a Non-U.S.

Holder will be subject to U.S. federal income tax on a net income basis (as described above) on a disposition of our common stock only if the Non-U.S. Holder actually or constructively holds or held (at any time during the shorter of the five-year period preceding the date of disposition and the Non-U.S. Holder’s holding period) more than 5% of our common stock. If our common stock is not considered to be regularly traded on an established securities market during the calendar year in which the relevant disposition by a Non-U.S. Holder occurs, such holder (regardless of the percentage of stock owned) generally would be subject to U.S. federal income tax on a net income basis (as described above) on the gain realized on a disposition of our common stock and generally would be required to file a U.S. federal income tax return, and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information reporting and backup withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional withholding tax on payments made to foreign accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each of its direct and indirect substantial United States owner to the applicable withholding agent, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, the sole underwriter named below, J.P. Morgan Securities LLC, has agreed to purchase, and the selling stockholders have agreed to sell to them, the number of shares indicated below:

Name	Number of shares
J.P. Morgan Securities LLC

Total

The underwriter is offering the shares of common stock subject to its acceptance of the shares from the selling stockholders and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken.

We, the selling stockholders and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Commissions and expenses

The underwriter proposes to offer the shares of common stock for sale from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom it may act as agent or to whom it may sell as principal. The difference between the price at which the underwriter purchases shares and the price at which the underwriter resells such shares of common stock may be deemed underwriting compensation.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $            .

New York stock exchange listing

Our shares are listed on the New York Stock Exchange under the trading symbol “SWN”.

No sales of similar securities

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for or, exercisable for, or repayable with common stock, for 30 days after the date of this prospectus without first obtaining the written consent of J.P. Morgan Securities LLC. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant to purchase any common stock,

•	otherwise transfer or dispose of any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. Notwithstanding the above, this lock-up provision will not apply to us with respect to, among other things, (i) the common stock offered hereby, (ii) any shares of our common stock issued or options to purchase our common stock granted pursuant to existing employee benefit plans referred to in the accompanying prospectus or in this prospectus supplement and (iii) any shares of our common stock issued as consideration in connection with the consummation of the GEPH Merger. Notwithstanding the above, this lock-up provision will not apply to our directors and officers with respect to, among other things, and subject to certain additional limitations, (i) bona fide gifts, (ii) transfers to any trust for the direct or indirect benefit of our directors and officers or the immediate family of our directors and officers, (iii) distributions to limited partners or stockholders of such person or (iv) transfers to our directors’ and officers’ affiliates or to any investment fund or other entity controlled or managed by our directors and officers.

Price stabilization, short positions

In order to facilitate the offering of the common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, the underwriter may create a short position by selling shares in excess of the number of shares the underwriter is obligated to purchase under the underwriting agreement, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of common stock in the open market to stabilize the price of the common stock.

These activities may raise or maintain the market price of the common stock above independent market levels or prevent or retard a decline in the market price of the common stock.

The underwriter is not required to engage in these activities and may end any of these activities at any time.

Electronic distribution

A prospectus supplement in electronic format may be made available on websites maintained by the underwriter, or one or more selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of shares of common stock for sale to their online brokerage account holders. The underwriter may make Internet distributions on the same basis as other allocations.

Other relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling restrictions

European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

United Kingdom

The underwriter represented and agreed that:

(a)	they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of

Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by them in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Notice to prospective investors in Canada

The shares of common stock that are the subject of this offering may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock that are the subject of this offering must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to prospective investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Legal matters

The validity of the common stock covered by this prospectus supplement will be passed upon for us, and certain legal matters in connection with this offering will be passed upon for the selling stockholders, by Kirkland & Ellis LLP, Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriter by Vinson & Elkins L.L.P., Houston, Texas.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Southwestern Energy Company for the year ended December 31, 2020 and the audited historical financial statements of Indigo Natural Resources LLC included in Southwestern Energy Company’s Current Report on Form 8-K dated July 2, 2021 have been so incorporated in reliance on the reports (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Montage Resources Corporation because it was acquired by Southwestern Energy Company in a purchase business combination during 2020) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements of Montage Resources Corporation incorporated by reference in this prospectus supplement and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Estimates of Southwestern’s oil and gas reserves and related future net cash flows and the present value thereof were based on an audit of our estimates by Netherland, Sewell & Associates, Inc., Houston, Texas, an independent petroleum engineering firm. Those estimates are included or incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as an expert in such matters.

Estimates of GEP Haynesville, LLC’s gas reserves and related future net cash flows and the present value thereof were based on a reserve report prepared by Netherland, Sewell & Associates, Inc., Houston, Texas, an independent petroleum engineering firm. Those estimates are included or incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as an expert in such matters.

Estimates of Indigo Natural Resources LLC’s oil and gas reserves and related future net cash flows and the present value thereof were based on a reserve report prepared by Netherland, Sewell & Associates, Inc., Dallas, Texas, an independent petroleum engineering firm. Those estimates are included or incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as an expert in such matters.

PROSPECTUS

Southwestern Energy Company

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “SWN.” On August 13, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $4.36 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 16, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information contained in the applicable prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Southwestern,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Southwestern Energy Company and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities. References in this prospectus to the “Subsidiary Guarantors” means one or more of our wholly owned subsidiaries that are listed as subsidiary guarantor registrants in the registration statement of which this prospectus forms a part.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that web site is http://www.sec.gov.

Our website is www.swn.com. Any references in this prospectus or any prospectus supplement to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in connection with making an investment in any securities.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or our other SEC filings and incorporated by reference herein. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 1, 2021;

•	Those portions of our Definitive Proxy Statement on Schedule 14A that was filed on April 8, 2021 and are incorporated by reference into Part III of our Form 10-K for the year ended December 31, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on April 29, 2021 and July 29, 2021, respectively;

•

Our Current Reports on Form 8-K filed on January  4, 2021 (Item 5.02 only), May  21, 2021, June  2, 2021, June  9, 2021, July  2, 2021, July  15, 2021 (Item 5.02 only), August  2, 2021, August  10, 2021 and August 16, 2021 and on Form 8-K/A filed on January 22, 2021; and

•

The description of our Common Stock contained in our Registration Statement on Form 8-A, dated October 23, 1981, as amended by Amendment No. 1 filed with our Current Report on Form 8-K dated July 8, 1993 and Amendment No. 2 filed with our Current Report on Form 8-K/A dated August  3, 2006 and in Exhibit 4.1 filed with our Annual Report on Form 10-K for the year ended December 31, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Southwestern Energy Company

10000 Energy Drive

Spring, Texas 77389-4954

Attn. Investor Relations

(832) 796-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

Southwestern is an independent energy company engaged in natural gas, oil and natural gas liquids (“NGLs”) exploration, development and production, which we refer to as “E&P.” We are also focused on creating and capturing additional value through our marketing business, which we refer to as “Marketing.” We conduct most of our businesses through subsidiaries, and we currently operate exclusively in the lower 48 United States.

E&P. Our primary business is the exploration for, and production of, natural gas, oil and NGLs, with our ongoing operations focused on the development of unconventional natural gas reservoirs located in Pennsylvania, Ohio and West Virginia. Our operations in northeast Pennsylvania, which we refer to as “Northeast Appalachia,” are primarily focused on the unconventional natural gas reservoir known as the Marcellus Shale. Our operations in West Virginia, Ohio and southwest Pennsylvania, which we refer to as “Southwest Appalachia,” are focused on the Marcellus Shale, the Utica and the Upper Devonian unconventional natural gas and oil reservoirs. Collectively, we refer to our properties in Pennsylvania, Ohio and West Virginia as “Appalachia.” We also have drilling rigs located in Appalachia, and we provide certain oilfield products and services, principally serving our E&P operations through vertical integration.

On November 13, 2020, we closed on our Agreement and Plan of Merger with Montage Resources Corporation (“Montage”) pursuant to which Montage merged with and into Southwestern, with Southwestern continuing as the surviving company (the “Montage Merger”). The Montage Merger expanded our footprint in Appalachia by supplementing our Northeast Appalachia and Southwest Appalachia operations and by expanding our operations into Ohio.

Marketing. Our marketing activities capture opportunities that arise through the marketing and transportation of natural gas, oil and NGLs primarily produced in our E&P operations.

We filed our certificate of incorporation with the Secretary of State of Delaware on February 24, 2006.

Our principal executive offices are located at 1000 Energy Drive, Spring, Texas 77389-4954, and our telephone number is (832) 796-1000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

All statements, other than historical fact or present financial information, in this prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for our future operations, are forward-looking statements. Although we believe the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance. We have no obligation and make no undertaking to publicly update or revise any forward-looking statements, except as may be required by law.

Forward-looking statements include the items identified in the preceding paragraph, information concerning possible or assumed future results of operations and other statements identified by words such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “model,” “target” or similar words. Statements may be forward-looking even in the absence of these particular words.

You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect our operations, markets, products, services and prices and cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause our actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

•

the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids (“NGLs”) (including regional basis differentials) and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to the COVID-19 or other pandemic;

•	our ability to fund our planned capital investments;

•	a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate (“LIBOR”);

•	the extent to which lower commodity prices impact our ability to service or refinance our existing debt;

•	the impact of volatility in the financial markets or other global economic factors, including the impact of COVID-19 or other diseases;

•	difficulties in appropriately allocating capital and resources among our strategic opportunities;

•	the timing and extent of our success in discovering, developing, producing and estimating reserves;

•	our ability to maintain leases that may expire if production is not established or profitably maintained;

•	our ability to transport our production to the most favorable markets or at all;

•	availability and costs of personnel and of products and services provided by third parties;

•

the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing or other drilling and completing techniques, climate and over-the-counter derivatives;

•	the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally;

•	the effects of weather or power outages;

•	increased competition;

•	the financial impact of accounting regulations and critical accounting policies;

•	the comparative cost of alternative fuels;

•	credit risk relating to the risk of loss as a result of non-performance by our counterparties; and

•	any other factors included in this prospectus or in the reports we have filed and may file with the SEC that are incorporated by reference herein.

For a more detailed description of the risks and uncertainties involved, see “Risk Factors” beginning on page 5 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and in our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021.

Should one or more of the risks or uncertainties described above or elsewhere occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We specifically disclaim all responsibility to update publicly any information contained in a forward-looking statement or any forward-looking statement in its entirety and therefore disclaim any resulting liability for potentially related damages.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Common Stock

As of the date of this prospectus, we are authorized to issue up to 1,250,000,000 shares of common stock, par value $0.01 per share.

We may issue additional shares of our common stock at times and under circumstances so as to have a dilutive effect on our earnings per share, our net tangible book value per share and on the equity ownership of the holders of our common stock. If we issue shares of our common stock, the prospectus supplement relating to an offering will set forth the information regarding any dilutive effect of that offering.

The following description is a summary of the material provisions of our common stock but does not purport to be complete and is subject to, and qualified in its entirety by reference to, our certificate of incorporation and our bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should refer to our certificate of incorporation and bylaws for additional information.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWN.” Any additional common stock that we issue will also be listed on the New York Stock Exchange, unless otherwise indicated in a prospectus supplement.

Dividends

We currently do not pay dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future. All decisions regarding the declaration and payment of dividends and stock repurchases are at the discretion of our board of directors and will be evaluated regularly in light of our financial condition, earnings, growth prospects, funding requirements, applicable law and any other factors that our board of directors deems relevant.

Fully Paid

All of our outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock will also be fully paid and non-assessable when issued.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including the election of directors.

Other Provisions

We will notify holders of our common stock of any stockholders’ meetings in accordance with applicable law. If we liquidate, dissolve or wind-up, whether voluntarily or not, our common stockholders will share equally in the assets remaining after we pay our creditors. Our board of directors may make rules and regulations concerning the transfer of shares of our common stock from time to time, in accordance with our bylaws. Holders of our common stock will have no conversion, sinking fund or redemption rights.

Transfer Agent

The transfer agent and registrar of our common stock is Computershare Trust Company N.A.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Our board of directors may designate the number of shares constituting any series and the rights, preferences, privileges and restrictions of such preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference and sinking fund terms, but no shares of any series of preferred stock may be issued without the approval of shareholders if (i) the voting rights of the shares of such series would be materially disproportionate to the voting rights of the shares of common stock or (ii) the shares of such series would be convertible into a materially disproportionate number of shares of common stock, in each case taking into account the issue price of the shares of such series and the fair market value of the shares of common stock at the time of such issuance. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation.

Undesignated Preferred Stock

This summary of the undesignated preferred stock discusses terms and conditions that may apply to preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We urge you to read our charter and the applicable certificate of designation (each, as filed with the SEC) because they, and not this description, define the rights of any holders of preferred stock. We have filed our charter as an exhibit to the registration statement which includes this prospectus. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designation before the issuance of any series of preferred stock.

The prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus may include some or all of the following terms:

•	the designation of the series of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•

the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends will be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of preferred stock;

•	any terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;

•	whether the shares of preferred stock will be convertible or exchangeable into shares of our common stock or any other security, and, if convertible or exchangeable, the conversion or exchange price or prices, and any adjustment or other terms and conditions upon which the conversion or exchange shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our

•	certificate of incorporation;

•	any listing of the preferred stock on any securities exchange; and

•	the U.S. federal income tax considerations applicable to the preferred stock.

Subject to our certificate of incorporation and to any limitations imposed by any then-outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as the board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

The following provisions of our certificate of incorporation and bylaws and the following provisions of Delaware law may have the effect of delaying, deterring or preventing a change of control of us.

Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws include provisions:

•	authorizing blank check preferred stock, which we could issue with voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	requiring advance notice of proposals by our stockholders for business to be conducted at stockholder meetings and for nominations of candidates for election to our board of directors; and

•	controlling the procedures for the conduct of our board and stockholder meetings and the election, appointment and removal of our directors.

The Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to an interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless:

•

our board of directors approved either the business combination or the transaction that resulted in the stockholders becoming an interested stockholder prior to the date the person attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•

the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3 % of the outstanding voting stock that is not owned by the interested stockholder.

•

This provision has an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. With approval of our stockholders, we could amend our certificate of incorporation in the future to elect not to be governed by this provision. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between us and any person who became an interested stockholder on or before the adoption of the amendment.

DESCRIPTION OF DEBT SECURITIES AND RELATED GUARANTEES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus and any guarantees of such debt securities by one or more Subsidiary Guarantors related thereto. When we offer to sell a particular series of debt securities and any related guarantees, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities and any related guarantees.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture to be entered into between us and Regions Bank, as trustee. We may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series. We have summarized select portions of the indenture below. The summary is not complete. The form of indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors, in an officer’s certificate or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series (except for the issue date, the offering price and certain other terms that may be specified in any prospectus supplement relating to such issuance), and will be consolidated with, and form a single series with, such outstanding debt securities.

The debt securities issued by us will be unsecured obligations and will rank equally with all of our other unsecured senior indebtedness.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	The title of the series;

•	The purchase price, denomination and any limit upon the aggregate principal amount of the series;

•	The date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•	The rate or rates at which the securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest;

•

The date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date, if any;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series shall be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple thereof, the denominations in which securities of the series are issuable;

•

if the payments of principal of, or interest or premium, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•

if, other than the principal amount thereof, any portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which such portion shall be determined;

•	any modifications of or additions to the events of default or our covenants with respect to securities of the series;

•

under what circumstances, if any, we will pay additional amounts on the securities of the series to persons who are not U.S. persons in respect of taxes or similar charges withheld or deducted and, if so, whether we will have the option to redeem the securities rather than pay those additional amounts (and the term of any such option);

•	whether the securities of the series will be subject to legal defeasance or covenant defeasance;

•	if other than the trustee, the identity of the registrar and any paying agent;

•

if the securities of the series shall be issued in whole or in part in global form, (i) the depositary for such global securities, (ii) the form of any legend which shall be borne by such global security, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series and of like tenor of any authorized form and denomination, and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Guarantees

To the extent provided in the applicable supplement to this prospectus, the debt securities issued and sold pursuant to this prospectus may be guaranteed by one or more of the Subsidiary Guarantors. Any such guarantee may be issued on an unsecured, secured, unsubordinated, senior subordinated or junior subordinated basis as provided in the applicable prospectus supplement. Any such guarantee will be issued under the applicable indenture. We will fully describe the terms of any of our debt securities in the applicable prospectus supplement relating to those debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

SEC Reports

The indenture provides that we agree to file with the trustee, within 30 days after we file the same with the SEC, copies of the annual and quarterly reports, information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. The indenture also provides that we will comply with the provisions of Section 314 of the Trust Indenture Act.

Consolidation, Merger and Sale of Assets

The indenture will provide that we may not consolidate with or merge into any other person or sell, lease or transfer all or substantially all of our assets (determined on a consolidated basis) to any person unless:

•

either (i) in the case of a consolidation or merger, we shall be the continuing or surviving person or (ii) the person formed by such consolidation or into which are merged or the person which acquires by conveyance or transfer the assets of the Company substantially as an entirety (the “successor company”) shall be a person formed, organized or existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by a supplement to an indenture, executed and delivered to the trustee, the due and punctual payment of the principal of and interest, if any, on all the debt securities and the performance or observance of every covenant of the indenture on the part of us to be performed or observed;

•	immediately after giving effect to such transaction, no event of default, and no default, shall have happened and be continuing; and

•

we or the successor company have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and that all conditions precedent in the indenture provided for relating to such transaction have been complied with.

Upon such consolidation, merger or sale, the successor entity formed by such consolidation or into which we are merged with or to which such sale is made will succeed to, and be substituted for, us under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

Events of Default, Notice and Waiver

The indenture will provide that if an event of default (other than certain events of bankruptcy, insolvency and reorganization of us) shall have occurred with respect to a series of debt securities and be continuing and is known to the trustee, the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of that series, by written notice to us and the trustee, may declare the unpaid principal of (and premium, if any) and any accrued and unpaid interest on all the debt securities of the affected series to be immediately due and payable. Any such notice shall specify the event of default and that it is a “notice of acceleration.” If an event of default occurs as a result of certain events of bankruptcy, insolvency or reorganization of us, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the debt securities shall ipso facto become immediately due and payable without further notice or action on the part of the trustee or any holder.

Under the indenture, an event of default with respect to the debt securities of any series is any one of the following events:

(1) default for 30 or more days in payment of any interest on any debt security of that series or any coupon appertaining thereto or any additional amount payable with respect to debt securities of such series as specified in the applicable prospectus supplement when due;

(2) default in payment of principal, or premium, if any, on any debt security of that series when and as due at maturity or on redemption or otherwise when and as due, or in the making of a mandatory sinking fund payment, if applicable, when and as due by the terms of the debt securities of that series;

(3) default for 90 days after written notice to us by the trustee for such series, or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in any material respect in the performance of any other agreement in the debt securities of that series (or in the indenture or in any supplemental indenture or board resolution referred to therein) under which the debt securities of that series have been issued;

(4) the failure to pay the principal of or interest on indebtedness for borrowed money of us or any significant subsidiary (within the meaning of Regulation S-X under the Securities Act) within any applicable grace period after payment is due, or the principal thereof is accelerated by the holders thereof because of a default, and the total principal amount of such indebtedness that is not so paid or that so accelerated, in either case exceeds $100.0 million and such acceleration is not rescinded or annulled within 30 days or such indebtedness is not repaid in full within 30 days; provided that such event of default will be cured or waived, without further action upon the part of either the trustee or any holder, if (i) the default that resulted in the acceleration of such other indebtedness is cured or waived and (ii) the acceleration is rescinded or annulled;

(5) certain events of bankruptcy, insolvency and reorganization of us or our significant subsidiaries;

(6) in the case where a security guarantor guarantees such debt securities, except as otherwise provided in the indenture, any security guarantee ceases to be in full force and effect, or any security guarantor denies or disaffirms its obligations under its security guarantee; and

(7) any other event of default provided with respect to debt securities of that series.

The indenture will provide that the trustee will, within 90 days after obtaining knowledge of a default with respect to the debt securities of the applicable series, give to the holders of the debt securities of such series notice of such default known to it, unless cured or waived; provided that except in the case of default in the payment of principal, or interest or premium, if any, on any debt security of such series the trustee will be protected in withholding such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture will provide that the holders of a majority in outstanding principal amount of the debt securities of the applicable series may, subject to certain exceptions, on behalf of the holders of debt securities of such series direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee.

The indenture will include a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

In certain cases, the holders of a majority in outstanding principal amount of the debt securities of the applicable series may on behalf of the holders of debt securities of such series rescind a declaration of acceleration or waive any past default or event of default with respect to the debt securities of that series except a default not theretofore cured in payment of the principal of, or interest or premium, if any, on any debt security of such series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each such debt security.

No holder of a debt security of the applicable series will have any right to institute any proceeding with respect to the indenture or the debt securities of any series or for any remedy thereunder unless:

•	such holder shall have previously given to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made such a written request;

•	such holder or holders have provided indemnity satisfactory to the trustee to institute such proceeding as trustee;

•	the trustee has failed to institute such proceeding within 90 calendar days of such notice; and

•

during or prior to such 90 day period, the trustee has not received from the holders of a majority in outstanding principal amount of the debt securities of such series a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of, or premium or interest, if any, on the debt securities on or after the respective due dates expressed in the debt securities after any applicable grace periods have expired.

Modification and Waiver

The trustee and we may amend or supplement the indenture or the debt securities of any series without the consent of any holder, in order to:

•	cure any ambiguity, defect or inconsistency;

•	provide for the assumption of our obligations to the holders in the case of a merger or consolidation of us or any security guarantors as permitted by the indenture or any supplement to the indenture;

•

provide for uncertificated debt securities in addition to or in place of certificated debt securities, provided, however that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986;

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to add to the covenants of the Company or any security guarantor for the benefit of holders of all or any series of debt securities or to surrender any right or power conferred on us in the indenture;

•	to add any additional events of default with respect to all or any series of the debt securities;

•	comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•

make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities or that does not adversely affect the rights of any holder of such debt securities in any material respect;

•

evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•

to conform the text of the indenture, any security guarantees relating to the debt securities or the debt securities to any provision of the description thereof set forth in the prospectus or any related prospectus supplement relating to such debt securities to the extent that such provision in the prospectus or any related prospectus supplement relating to such debt securities was intended to be a substantially verbatim recitation of a provision of the indenture, the security guarantees relating to the debt securities or the debt securities, in each case, as determined in good faith by Southwestern (which intent will be established by an officer’s certificate Southwestern delivers to the trustee);

•

to correct or supplement any provision of the indenture that may be inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under this indenture; provided, such actions shall not adversely affect the interests of any holder; or

•

to change or eliminate any of the provisions of the indenture; provided, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision.

In addition, except as described below, modifications and amendments of the indenture or the debt securities may be made by the trustee and us with the consent of the holders of a majority in outstanding principal amount of the debt securities. However, no such modification or amendment may, without the consent of each holder affected thereby:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

•

reduce the principal amount of or change or have the effect of changing the stated maturity of the principal of, or any installment of principal of, the debt securities, or change the date on which any debt securities may be subject to redemption (provided that this shall not apply to changes in the notice period for redemptions), or reduce any premium payable upon the redemption thereof or the redemption price therefor;

•	make any debt securities payable in currency other than that stated in the debt securities;

•

make any change to the provisions of the indenture entitling each holder to receive payment of principal of, premium and interest on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date) or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of the outstanding debt securities to waive defaults or events of default;

•

amend, change or modify in any material respect any obligations of the Company to make and consummate a change of control offer in respect of a change of control event that has occurred, to the extent any such change of control may be required under the terms of any series of debt securities;

•

in the case where a security guarantor guarantees such debt securities, eliminate or modify in any manner the obligations of a security guarantor with respect to its security guarantee which adversely affects holders in any material respect, except as expressly otherwise provided for in the indenture; or

•	change any obligation of us to maintain an office or agency in the place and for the purposes specified in the indenture.

Redemption

Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply to any redemption of debt securities under the indenture.

The indenture will provide that no securities of a series of $2,000 of principal amount or less will be redeemed in part. If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security shall state the portion of the principal amount of that debt security to be redeemed. A new debt security in principal amount equal to the unredeemed portion of the original debt security presented for redemption will be issued in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption, subject to any condition included in such notice of redemption, become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on the debt securities or portions of them called for redemption unless we default on payment of the redemption price.

We will give or cause the trustee (in the name and at the expense of us) to give notice of redemption to the holders of securities of any series to be redeemed as a whole or in part by giving notice of such redemption, not less than 15 days nor more than 60 days prior to the date fixed for redemption, to each holders of the securities to be redeemed at their last addresses as they shall appear in the security register or otherwise in accordance with the applicable procedures of the applicable depositary; provided, however, that redemption notices may be given more than 60 days prior to the date fixed for redemption if the notice is issued in connection with a defeasance of a series of securities pursuant to the indenture or a satisfaction and discharge of this Indenture. Notices of redemption may be conditional and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied. If the trustee does not give the redemption notice, we shall deliver a copy of the notice to the trustee. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail or pursuant to the applicable procedures of the applicable depositary, or any defect in the notice to the holder of any security designated for redemption as a whole or in part, shall not affect the validity of the proceedings for the redemption of any other security.

All notices of redemption shall state:

•

the series of securities to be redeemed (including CUSIP, ISIN or other identifying numbers, although no representation need be made as to the accuracy or correctness of such CUSIP, ISIN or other identifying numbers);

•	the date fixed for redemption;

•	the redemption price (or the method by which it will be determined) and the amount of any accrued interest or premium, if any, payable upon redemption;

•	whether we are redeeming the outstanding securities of such series;

•

if we are not redeeming all outstanding securities of such series, the aggregate principal amount of securities that we are redeeming, the aggregate principal amount of securities that will be outstanding after the partial redemption and the identification of the particular securities, or portions of the particular securities, that we are redeeming;

•

if we are redeeming only part of a security, the notice that relates to that security shall state that on and after the redemption date, upon surrender of the security, the holder will receive without charge a new security or securities of authorized denominations for the principal amount of the security remaining unredeemed;

•	the place or places where a holder must surrender its securities for payment of the redemption price;

•	that payment will be made upon presentation and surrender of such securities;

•

that, upon satisfaction of any conditions to such redemption set forth in the notice of redemption and unless we default in making such redemption payment, that interest accrued to the date fixed for redemption will be paid as specified in said notice; and

•	that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.

In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date stated in such notice, or by the redemption date as so delayed.

Once notice of redemption is sent in accordance with the indenture, the securities called for redemption, subject to any condition included in the applicable notice of redemption, become irrevocably due and payable on the redemption date at the redemption price.

Defeasance

The indenture will provide that we will be discharged from any and all obligations in respect of the securities of any series (except for certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on the debt securities), upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, in respect of the debt securities of such series on the stated maturity date of such principal and any installment of principal, or interest or premium, if any.

Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of (x) an opinion of counsel who is reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the beneficial owners of the notes and (y) an officer’s certificate meeting the requirements set forth in the indenture. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to the such series of debt securities. Thereafter, any such omission shall not be an event of default with respect to the debt securities of such series, upon the deposit with the trustee, in trust, of money and/or U.S. government securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest, if any, in respect of debt securities of such series on the stated maturity date of such principal or installment of principal, or interest or premium, if any. Our obligations under the indenture and the debt securities of such series other than with respect to such covenants shall remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance will not be deemed, or result in, a taxable event with respect to the beneficial owners of the notes.

In the event we exercise our option to omit compliance with certain covenants as described in the preceding paragraph and the debt securities of such series are declared due and payable because of the occurrence of any event of default, then the amount of monies and U.S. government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. We shall in any event remain liable for such payments as provided in the debt securities of such series.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of such series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on debt securities of such series;

•	we have paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture as to such series have been satisfied.

Governing Law

Any issued debt securities and the indenture will be governed by the laws of the State of New York.

Regarding the Trustee

Regions Bank will initially be the trustee under the indenture. We may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series. We maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business.

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However the trustee’s rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•	certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

The indenture will not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to any indenture are in default, it must eliminate such conflict or resign.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of common stock to be received by holders of such series of debt securities to be adjusted.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Southwestern Energy Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Southwestern Energy Company for the year ended December 31, 2020 and the audited historical financial statements of Indigo Natural Resources LLC included in Southwestern Energy Company’s Current Report on Form 8-K dated July 2, 2021 have been so incorporated in reliance on the reports (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of Montage Resources Corporation because it was acquired by Southwestern Energy Company in a purchase business combination during 2020) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements of Montage Resources Corporation incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Estimates of our oil and gas reserves and related future net cash flows and the present value thereof were based on a reserve audit prepared by Netherland, Sewell & Associates, Inc., Houston, Texas, an independent petroleum engineering firm. Those estimates are included or incorporated by reference in this prospectus in reliance upon the authority of such firm as an expert in such matters.

Estimates of Indigo Natural Resources LLC’s oil and gas reserves and related future net cash flows and the present value thereof were based on a reserve report prepared by Netherland, Sewell & Associates, Inc., Dallas, Texas, an independent petroleum engineering firm. Those estimates are included or incorporated by reference in this prospectus supplement in reliance upon the authority of such firm as an expert in such matters.

63,976,376 Shares of common stock

Prospectus supplement

J.P. Morgan

                , 2021